UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2023

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 12, 2023, each of Mary Agnes (Maggie) Wilderotter and Valerie Jarrett informed Lyft, Inc. (the “Company”) of their respective resignations from the Company’s board of directors (the “Board”), effective immediately. Each of Ms. Wilderotter’s and Ms. Jarrett’s decision to resign from the Board was due to their other professional responsibilities, and neither Ms. Wilderotter nor Ms. Jarrett resigned from the Board due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.
“On behalf of Lyft’s board of directors and the management team, I want to express my sincere thanks to Maggie and Valerie for their invaluable leadership and contributions to Lyft over the years” said Lyft CEO David Risher. “Their strategic insights and relentless focus to do what’s right for riders and drivers have helped position Lyft well for the future. Moving forward, I'm excited about the Board's ongoing succession planning and focus on ensuring that we have the right skills, experience and diversity around the table.”
Ms. Wilderotter commented “I’ve had the pleasure of spending several fulfilling years on the Lyft Board, during which we took the company public and helped shape it into something we can all be proud of today. With David Risher at the helm, I have full confidence that the team is on the right track and I continue to wish them every bit of success.”
Ms. Jarrett commented “Lyft has changed the way people move within their cities for the better and, at the same time, helps so many drivers earn money on their own time. I’m proud to have been part of a company that’s already made such a positive impact and I’ll be rooting for the company from the backseat of my Lyft.”
In connection with the departures, the Board appointed Prashant (Sean) Aggarwal as Chair of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and appointed Janey Whiteside as a member of the Nominating Committee. The Board has also decreased the number of authorized directors from ten to eight.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	October 13, 2023	/s/ Kristin Sverchek
Kristin Sverchek
President